1 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. First Quarter 2015 Earnings Call Presentation May 15, 2015 ; EXHIBIT 99.2

2 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. Safe Harbor Statement This presentation (including the financial projections and any subsequent questions and answers) contains statements that are forward - looking within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Such forward - looking statements are only predictions and are not guarantees of future performance . Any such forward - looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of General Steel Holdings, Inc . and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward - looking statements . These risk factors, include, but are not limited to, any comments relating to our financial performance, the competitive nature of the marketplace, the condition of the worldwide economy and other factors that have been or will be detailed in the Company’s periodic filings (including Forms 8 - K, 10 - K and 10 - Q) or other documents filed with the Securities and Exchange Commission . For more detailed information on the Company, please refer to the Company filings with the Securities and Exchange Commission, which are readily available at http : //www . sec . gov, or through the Company’s Investor Relations website at http : //www . gshi - steel . com . The Company undertakes no obligation to publicly update any forward - looking statement, whether as a result of new information, future events or otherwise .

3 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. Internet - of - Things Opportunities and Pipelines Agenda China Steel Industry Dynamics Continued Sharp Fall in ASP in First Quarter 2015 Review of First Quarter 2015 Financials Equipment Upgrades at Longmen Joint Venture

4 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. Continued Sharp Fall in ASP in 1Q15 Profitability Deterioration Continues in 1Q 2015 Record Decline in Chinese Steel Consumption CNY/ mt Slowest Crude Steel Production Growth on Record *Database from Bloomberg, Word Steel Association, China Customs China Steel Prices Encountered the Steepest Sequential Decline ASP in 1Q15 Down By 12.4% QoQ 1Q15 Crude Steel Output Fell 1.7% YoY the biggest drop on record

Internet-of-Things Opportunities & Pipelines

通用钢铁控股
GENERAL STEEL HOLDINGS INC.



Logistic RFID Tags for Bulk Commodity

- ✓Leverage on GSI vertical resources and expertise.
- ✓Started a trial asset management system for Tewoo Group at 7 logistic storage centers in Wuxi.
- ✓Initialed first batch samples shipment in April 2015.
- ✓Long-term target is to build a comprehensive cloud-based IoT platform for bulk commodity logistic .

Assets Tracking in Education

- ✓RFID solutions to tracks books, IT equipment, and other school property.
- ✓Enables schools to protect from theft and loss.
- ✓Enhances equipment visibility and usage utilization.
- ✓Signed a letter of intent for deployment on over 100 schools in the US

Intelligent Parking Management & Payment Platform

- ✓Pursuing the urgent and thus far unmet demand for better parking management.
- ✓Enhances parking lot's efficiency and utilization, facilitated with integrated settlement and collection system.
- ✓Developing an IOS and Android based mobile App, applying patent.
- ✓Recurring revenue sharing of approximately 3% of the total transaction, as well as securing attractive cash cycle and cash flow.

5

This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call.

6 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. Items 1Q 2015 1Q 2014 Y - o - Y% Total Sales Volume (Thousands MT) 955 1,318 - 27.6% ASP of Rebar** (US$ /MT) 343.8 450.9 - 23.7% Revenue (US$ million) 328.2 594.2 - 44.8% Gross Loss (US$ million) - 32.1 - 22.6 N.A. Operating Loss* (US$ million) - 55.7 - 43.7 N.A. Finance Expense (US$ million) - 20.6 - 28.7 - 28.3% EPS* (US$) - 0.73 - 0.78 N.A. First Quarter 2015 Financial Summary Sales Volume Breakdown • Includes $12.9 million change in fair value of profit sharing liability for the first quarter of 2015. • ** ASP of rebar at Longmen Joint Venture Thousands MT Operating Expense Breakdown 8.3 6.4 12.7 11.0 19.1 1Q 2014 1Q 2015 Unallocated Overheads Expense G&A Expense Selling Expense USD Million 1,318 955 1Q 2014 1Q 2015 Longmen Joint Venture $21.0 $36.5

7 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. Balance Sheet Summary AS OF (USD 1,000) March 31, 2015 December 31, 2014 Assets: Cash and Restricted Cash $259,556 $367,326 Accounts Receivable $170,972 $17,819 Notes Receivable $1,606 $10,290 Inventories $148,295 $156,327 Advances on Inventory Purchases $60,683 $119,436 Total Current Assets $899,586 $970,409 Property Plant and Equipment $ 1,561,511 $ 1,543,136 Total Assets $ 2,506,409 $ 2,565,224 Liabilities: Short Term Notes Payable $448,362 $661,635 Accounts Payable $835,642 $820,584 Short Term Loan $501,540 $364,599 Customer Deposits $287,282 $225,590 Taxes Payable $9,393 $5,201 Total Current Liabilities $ 2,263,252 $ 2,251,413 Capital Lease Obligations, noncurrent $ 397,416 $ 393,252 Profit Sharing Liability $ 57,538 $ 70,422

8 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. Equipment Upgrades Blast Furnaces at Longmen Joint Venture Sintering Machines at Longmen Joint Venture 4 x 1,280 m 3 450 m 3 1,880 m 3 450 m 2 4 00 m 2 Completed upgrades in January 2015, production at new equipment ramping up in 1Q 2015 , expect to cut unit production cost by RMB 89/mt once production normalizes. 265 m 2

9 This presentation is intended to be viewed in conjunction with the General Steel Holdings, Inc. First Quarter 2015 earnings call. 9 Q&A Joyce Sung General Steel Holdings, Inc. Tel: +1 - 347 - 534 - 1435 Email: joyce.sung@gshi - steel.com ;